--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                             (AMENDMENT NO.      )

Filed by the Registrant  /X/

Filed by a Party other than the Registrant  / /

Check the appropriate box:

/ /  Preliminary Proxy Statement                / /  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                                     ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
/X/  Definitive Proxy Statement
/X/  Definitive Additional Materials
/ /  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                            R. G. BARRY CORPORATION
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of filing fee (Check the appropriate box):
/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
     (1) Title of each class of securities to which transaction applies:________
     (2) Aggregate number of securities to which transaction applies:___________

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):_____________
     (4) Proposed maximum aggregate value of transaction:_______________________
     (5) Total fee paid:________________________________________________________

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:________________________________________________
     (2) Form, Schedule or Registration Statement No.:__________________________
     (3) Filing Party:__________________________________________________________
     (4) Date Filed:____________________________________________________________

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--------------------------------------------------------------------------------

                                     [LOGO]
                            R. G. BARRY CORPORATION
                           13405 YARMOUTH ROAD, N.W.
                            PICKERINGTON, OHIO 43147

                                 March 26, 1996

DEAR FELLOW SHAREHOLDERS:

     You are cordially invited to attend the 1996 Annual Meeting of Shareholders (the "Annual Meeting") of R. G. Barry Corporation (the "Company"), which will be held at 2:30 p.m., local time, on Thursday, May 16, 1996, at the Company's executive offices located at 13405 Yarmouth Road, N.W., Pickerington, Ohio 43147.

     The formal Notice of Annual Meeting of Shareholders and Proxy Statement are enclosed. This year you are being asked to elect three directors and to approve the R. G. Barry Corporation Stock Option Plan for Non-Employee Directors.

     Your Board of Directors believes that these proposals are in the best interest of the Company and all its shareholders and recommends that you vote "FOR" each proposal. The proposals and the reasons for our recommendation are set forth in the accompanying Proxy Statement, which you are asked to read at your earliest convenience.

     Whether or not you plan to attend the Annual Meeting and regardless of the number of common shares of the Company you own, it is important that your common shares be represented and voted at the Annual Meeting. Accordingly, after reading the enclosed Proxy Statement, please complete, sign and date the enclosed proxy card and mail it promptly in the reply envelope provided for your convenience.

     Thank you for your continued support.

                                          Very truly yours,

                                          /s/ Gordon Zacks

                                          Gordon Zacks
                                          Chairman of the Board, President
                                            and Chief Executive Officer

                                     [LOGO]
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                            R. G. BARRY CORPORATION
                           13405 YARMOUTH ROAD, N.W.
                            PICKERINGTON, OHIO 43147
                                 (614) 864-6400

                                                              Pickerington, Ohio
                                                                  March 26, 1996

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (the "Annual Meeting") of R. G. Barry Corporation (the "Company") will be held at the executive offices of the Company at 13405 Yarmouth Road, N.W., Pickerington, Ohio 43147, on Thursday, May 16, 1996, at 2:30 p.m., local time, for the following purposes:

     1. To elect three directors to serve for terms of three years each.

     2. To consider and vote upon a proposal to approve the R. G. Barry Corporation Stock Option Plan for Non-Employee Directors.

     3. To transact such other business as may properly come before the Annual Meeting and any adjournment(s) thereof.

     Shareholders of record at the close of business on March 18, 1996, will be entitled to receive notice of, and to vote at, the Annual Meeting and any adjournment(s) thereof.

     You are cordially invited to attend the Annual Meeting. The vote of each shareholder is important, whatever the number of common shares held. Whether or not you plan to attend the Annual Meeting, please sign, date and return your proxy promptly in the enclosed envelope. Should you attend the Annual Meeting, you may revoke your proxy and vote in person. Attendance at the Annual Meeting will not, in and of itself, constitute revocation of a proxy.

                                          By Order of the Board of Directors,

                                          /s/ Gordon Zacks

                                          Gordon Zacks,
                                          Chairman of the Board, President
                                            and Chief Executive Officer

                            R. G. BARRY CORPORATION
                           13405 YARMOUTH ROAD, N.W.
                            PICKERINGTON, OHIO 43147
                                 (614) 864-6400

                                PROXY STATEMENT

     This Proxy Statement and the accompanying proxy are being mailed to shareholders of R. G. Barry Corporation, an Ohio corporation (the "Company"), on or about March 26, 1996, in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Shareholders of the Company (the "Annual Meeting") on Thursday, May 16, 1996, or at any adjournment(s) thereof. The Annual Meeting will be held at 2:30 p.m., local time, at the Company's executive offices at 13405 Yarmouth Road, N.W., Pickerington, Ohio. The facility is located east of Columbus, Ohio, immediately south of the intersection of Interstate 70 and State Route 256.

     A proxy for use at the Annual Meeting accompanies this Proxy Statement and is solicited by the Board of Directors of the Company. A shareholder of the Company may use his proxy if he is unable to attend the Annual Meeting in person or wishes to have his common shares of the Company voted by proxy even if he does attend the Annual Meeting. Without affecting any vote previously taken, any shareholder executing a proxy may revoke it at any time before it is voted by filing with the Secretary of the Company, at the address of the Company set forth on the cover page of this Proxy Statement, written notice of such revocation; by executing a later-dated proxy which is received by the Company prior to the Annual Meeting; or by attending the Annual Meeting and giving notice of such revocation in person. Attendance at the Annual Meeting will not, in and of itself, constitute revocation of a proxy.

     The Company will bear the costs of preparing and mailing this Proxy Statement, the accompanying proxy and any other related materials and all other costs incurred in connection with the solicitation of proxies on behalf of the Board of Directors. The Company has engaged D. F. King & Co., Inc. to assist in the solicitation of proxies from shareholders at a fee of not more than $4,000 plus reimbursement of reasonable out-of-pocket expenses. In addition, proxies may be solicited, for no additional compensation, by officers, directors or employees of the Company by further mailing, by telephone or by personal contact. The Company will also pay the standard charges and expenses of brokerage houses, voting trustees, banks, associations and other custodians, nominees and fiduciaries, who are record holders of common shares of the Company not beneficially owned by them, for forwarding such materials to, and obtaining proxies from, the beneficial owners of such common shares.

     The Annual Report to the Shareholders of the Company for the fiscal year ended December 30, 1995 (the "1995 fiscal year") is enclosed herewith.

                            VOTING AT ANNUAL MEETING

     Only shareholders of the Company of record at the close of business on March 18, 1996, are entitled to receive notice of, and to vote at, the Annual Meeting and any adjournment(s) thereof. At the close of business on March 18, 1996, 7,411,883 common shares were outstanding and entitled to vote. Each common share of the Company entitles the holder thereof to one vote on each matter to be submitted to shareholders at the Annual Meeting. A quorum for the Annual Meeting is a majority of the outstanding common shares.

     Common shares represented by signed proxies that are returned to the Company will be counted toward the quorum in all matters even though they are marked as "Abstain," "Against" or "Withhold Authority" on one or more or all matters or they are not marked at all. The effect of an abstention on each of the matters to be voted upon at the Annual Meeting is the same as a "no" vote.

     Under the applicable rules of the New York Stock Exchange, the election of directors and the proposal to approve the R. G. Barry Corporation Stock Option Plan for Non-Employee Directors are considered

"discretionary" items upon which broker/dealers, who hold their clients' common shares in street name, may vote in their discretion on behalf of their clients if such clients have not furnished voting instructions within the required time frame before the Annual Meeting. Accordingly, there should be no "broker non-votes" with respect to the matters to be voted upon at the Annual Meeting.

                                SHARE OWNERSHIP

     The following table sets forth certain information with respect to those persons known to the Company to be the beneficial owners of more than five percent (5%) of the outstanding common shares of the Company as of March 18, 1996 (unless otherwise indicated):

                                         AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP
                                  -------------------------------------------------------
                                  SOLE VOTING
                                      AND                             SOLE                    PERCENT
       NAME AND ADDRESS           INVESTMENT      SOLE VOTING      INVESTMENT                   OF
     OF BENEFICIAL OWNER             POWER        POWER ONLY       POWER ONLY      TOTAL      CLASS(1)
------------------------------    -----------    -------------     ----------     -------     -------
Gordon Zacks                       378,214(2)    433,696(3)(4)          --        811,910      10.9%
140 N. Parkview Ave.
Columbus, OH 43209

Florence Zacks Melton               29,506            --           357,701(3)     387,207       5.2%
1000 Urlin Avenue
Columbus, OH 43212

Dimensional Fund                   258,707(5)         --           163,776(5)     422,483(5)    5.7%
  Advisors Inc.
1299 Ocean Avenue
11th Floor
Santa Monica, CA 90401

---------------

(1) The percent of class is based upon the sum of 7,411,883 common shares outstanding on March 18, 1996, and the number of common shares, if any, as to which the named person has the right to acquire beneficial ownership upon the exercise of options exercisable within 60 days of March 18, 1996.

(2) Includes 110,344 common shares deposited in the Zacks-Streim Voting Trust, as amended (the "Voting Trust") by Mr. Zacks of which he is the beneficial owner (see Note (3) below), 201,205 common shares held of record by Mr. Zacks, and 66,665 common shares as to which Mr. Zacks has the right to acquire beneficial ownership upon the exercise of options exercisable within 60 days of March 18, 1996. Excludes 11,974 common shares held of record and owned beneficially by the spouse of Mr. Zacks as to which Mr. Zacks has no voting or investment power and disclaims beneficial ownership.

(3) Gordon Zacks is the voting trustee of the Voting Trust and exercises sole voting power as to the 468,045 common shares deposited in the Voting Trust. The beneficial owners of common shares deposited in the Voting Trust retain investment power with respect to such common shares (subject to certain limitations on the right to remove common shares from the Voting Trust). As indicated in Note (2), Mr. Zacks is the beneficial owner of 110,344 of the common shares deposited in the Voting Trust. The number of common shares shown for Mr. Zacks under the heading "Sole Voting Power Only" includes 357,701 common shares deposited in the Voting Trust by Mr. Zacks' mother, Florence Zacks Melton, as trustee under a trust established by the will of Aaron Zacks, deceased. The number of common shares shown for Mrs. Melton under the heading "Sole Investment Power Only" includes these 357,701 common shares. Mr. Zacks is a remainder beneficiary of the trust created by that will. The Voting Trust will continue in existence until October 29, 2005, unless extended or terminated in accordance with its terms.

(4) Includes 75,995 common shares held for Mr. Zacks' account by the trustee for the R. G. Barry Corporation Employee Stock Ownership Plan. Mr. Zacks has voting power with respect to these common shares.

(5) Based on information contained in filings with the SEC (the latest of which is dated February 7, 1996), Dimensional Fund Advisors Inc., a registered investment adviser ("Dimensional"), is deemed to have

                                        2
    beneficial ownership of 422,483 common shares as of December 31, 1995, all of which common shares are held in portfolios of DFA Investment Dimensions Group Inc., a registered open-end investment company (the "Fund"), or in series of The DFA Investment Trust Company, a Delaware business trust (the "Trust"), or the DFA Group Trust and DFA Participation Group Trust, investment vehicles for qualified employee benefit plans, all of which Dimensional serves as investment manager. Dimensional disclaims beneficial ownership of all such common shares. Those filings with the SEC also indicate that persons who are officers of Dimensional also serve as officers of the Fund and the Trust. In their capacities as officers of the Fund and the Trust, these persons vote 18,488 common shares which are owned by the Fund and 145,288 common shares which are owned by the Trust.

     The following table sets forth certain information with respect to the Company's common shares beneficially owned by each of the directors, including those persons nominated for re-election as directors, of the Company, by each of the executive officers of the Company named in the Summary Compensation Table and by all current executive officers and directors of the Company as a group as of March 18, 1996:

                                          AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP(1)
                                          --------------------------------------------
                                                      COMMON SHARES WHICH
                                           COMMON     CAN BE ACQUIRED UPON
                                           SHARES     EXERCISE OF OPTIONS                PERCENT
                                          PRESENTLY    EXERCISABLE WITHIN                   OF
                  NAME                      HELD            60 DAYS            TOTAL     CLASS(2)
----------------------------------------  ---------   --------------------   ---------   --------
Gordon Zacks (3)........................   745,245(4)         66,665           811,910      10.9%
Leopold Abraham II......................     5,333                 0             5,333       (5)
Philip G. Barach........................    24,577                 0            24,577       (5)
Richard L. Burrell (3)..................    38,478            44,442            82,920       1.1%
Christian Galvis (3)....................    11,597(6)         66,665            78,262       1.0%
William Giovanello......................       533                 0               533       (5)
Harvey M. Krueger.......................    17,777                 0            17,777       (5)
Charles E. Ostrander (3)................    13,907(7)         82,187            96,094       1.3%
Edward M. Stan..........................    32,146(8)              0            32,146       (5)
Daniel D. Viren (3).....................         0            16,001            16,001       (5)
All current directors and executive
  officers as a group (numbering 11)....   892,579           283,959         1,176,538      15.3%

---------------

(1) Unless otherwise indicated, the beneficial owner has sole voting and investment power with respect to all of the common shares reflected in the table.

(2) See Note (1) to preceding table.

(3) Executive officer of the Company named in the Summary Compensation Table.

(4) See preceding table and Notes (2) through (4) thereto.

(5) Represents ownership of less than 1% of the outstanding common shares of the Company.

(6) Excludes 458 common shares held of record and owned beneficially by Mr. Galvis' spouse as to which he exercises no voting or investment power and disclaims beneficial ownership.

(7) Includes 1,284 common shares held by Mr. Ostrander as custodian for his daughter.

(8) Excludes 2,310 common shares held of record and owned beneficially by Mr. Stan's spouse as to which he exercises no voting or investment power and disclaims beneficial ownership.

     To the Company's knowledge, based solely on a review of the copies of the reports furnished to the Company and written representations that no other reports were required during the 1995 fiscal year, all filing requirements applicable to officers, directors and beneficial owners of more than 10% of the outstanding common shares of the Company under Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), were complied with; except that Mr. Abraham, a director of the Company, filed late two reports, each covering one transaction and Mr. Ostrander, an executive officer and director of the Company, filed late one report covering two transactions.

                             ELECTION OF DIRECTORS

                               (ITEM 1 ON PROXY)

     In accordance with Article SIXTH of the Articles of Incorporation of the Company, three directors are to be elected at the Annual Meeting for terms of three years each and until their respective successors are elected and qualified. It is the intention of the persons named in the accompanying proxy to vote the common shares represented by the proxies received pursuant to this solicitation for the nominees named below who have been designated by the Board of Directors, unless otherwise instructed on the proxy. Under Ohio law and the Company's Regulations, the three nominees receiving the greatest number of votes will be elected as directors.

     The following table gives certain information concerning each nominee for re-election as a director of the Company. Unless otherwise indicated, each person has held his principal occupation for more than five years.

                                                                          DIRECTOR OF  NOMINEE
                                           POSITION(S) HELD               THE COMPANY  FOR TERM
                                         WITH THE COMPANY AND             CONTINUOUSLY  EXPIRING
        NOMINEE          AGE            PRINCIPAL OCCUPATION(S)              SINCE        IN
------------------------ ---  ------------------------------------------- ----------- ----------
Gordon Zacks............ 63   Chairman of the Board, Chief Executive         1959        1999
                              Officer and, since 1992, President of the
                                Company.
Christian Galvis........ 54   Executive Vice President--Operations since     1992        1999
                              1992, and Vice President--Operations from
                                1991 to 1992, of the Company; Executive
                                Vice President--Manufacturing of Work
                                Wear Corporation, Greensboro, North
                                Carolina, apparel manufacturers, from
                                1990 to 1991.
Charles E. Ostrander.... 47   Executive Vice President--Sales & Marketing    1992        1999
                                since 1992, Vice President--Sales &
                                Marketing from 1990 to 1992, of the
                                Company.

     While it is contemplated that all nominees will stand for re-election, if one or more of the nominees at the time of the Annual Meeting should be unavailable or unable to serve as a candidate for re-election as a director of the Company, the proxies reserve full discretion to vote the common shares represented by the proxies for the re-election of the remaining nominees and for the election of any substitute nominee(s) designated by the Board of Directors. The Board of Directors knows of no reason why any of the above-mentioned persons will be unavailable or unable to serve if re-elected to the Board.

     The following table gives certain information concerning the current directors whose terms will continue after the Annual Meeting. Unless otherwise indicated, each person has held his principal occupation for more than five years.

                                                                          DIRECTOR OF
                                           POSITION(S) HELD               THE COMPANY
                                         WITH THE COMPANY AND             CONTINUOUSLY     TERM
         NAME           AGE            PRINCIPAL OCCUPATION(S)               SINCE      EXPIRES IN
----------------------  ---    ----------------------------------------   -----------   ----------
Harvey M. Krueger.....  66     Senior Managing Director, Lehman              1980          1997
                               Brothers, Inc., New York, New York,
                                 investment bankers.(1)
William Giovanello....  76     President of Retail Requisites,               1985          1997
                               Columbus, Ohio, retail consultants.
Leopold Abraham II....  68     Chairman and Chief Executive Officer of       1993          1997
                                 Associated Merchandising Corporation,
                                 a retail merchandising and sourcing
                                 company, from 1977 until his
                                 retirement in 1993.(2)
Edward M. Stan........  71     President, Edward M. Stan & Associated        1971          1998
                                 Companies, Columbus, Ohio, marketing
                                 consultants; President, Kinetic
                                 Ventures, Inc., Pickerington, Ohio,
                                 management and sales of real property,
                                 from 1990 to 1991.
Richard L. Burrell....  63     Senior Vice President--Finance since          1984          1998
                               1992, Treasurer and Secretary since
                                 1976, and Vice President--Finance from
                                 1976 to 1992, of the Company.
Philip G. Barach......  65     Private Investor; Chairman of the Board       1991          1998
                               from 1968 to 1993, and Chief Executive
                                 Officer and President from 1968 to
                                 1990, of U.S. Shoe Corporation,
                                 Cincinnati, Ohio, shoe
                                 manufacturer.(3)

---------------

(1) Mr. Krueger is also a director of Automatic Data Processing, Inc., IVAX Corporation, Chaus, Inc. and Electric Fuels Corporation and serves on the Club Mediterranee International Advisory Board.

(2) Mr. Abraham is also a director of Liz Claiborne, Galey & Lord, Inc., Signet Group, plc and a Trustee of the Smith Barney Shearson Income Funds and the Smith Barney Shearson Equity Funds.

(3) Mr. Barach is also a director of Union Central Life Insurance Company, Chaus, Inc. and Glimcher Realty REIT.

     There are no family relationships among any of the directors, nominees for re-election as directors and executive officers of the Company.

     The Board of Directors of the Company held a total of five meetings during the Company's 1995 fiscal year. Each incumbent director attended 75% or more of the aggregate of the total number of meetings held by the Board of Directors during the period he served as a director and the total number of meetings held by all committees of the Board of Directors on which he served during the period he served.

     The Company's Board of Directors has standing Audit and Compensation Committees. There is no standing Nominating Committee or committee performing similar functions.

     The Audit Committee consists of Leopold Abraham II, Philip G. Barach, William Giovanello, Harvey M. Krueger and Edward M. Stan. The function of the Audit Committee is to review the adequacy of the Company's system of internal controls, to investigate the scope and adequacy of the work of the

Company's independent auditors and to recommend to the Board of Directors a firm to serve as the Company's independent auditors. The Audit Committee met four times during the 1995 fiscal year.

     The Compensation Committee consists of Leopold Abraham II, Philip G. Barach, William Giovanello and Harvey M. Krueger. The function of the Compensation Committee is to review and supervise the operation of the Company's compensation plans, to select those eligible associates who may participate in each plan (where selection is required), to prescribe the terms of any options granted under the Company's stock option plans (where permitted) and its stock purchase plan and to approve the compensation of the Company's executive officers. The Compensation Committee met three times during the 1995 fiscal year.

                                   REPORT OF
                           THE COMPENSATION COMMITTEE
                                       OF
               R. G. BARRY CORPORATION ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors (the "Committee") is comprised entirely of non-employee directors. Decisions on compensation of the Company's executive officers generally are made by the Committee, although compensation levels for executive officers other than the Chairman are recommended to the Committee by the Chairman, who has substantially greater knowledge of the contributions made by the executive officers.

COMPENSATION POLICIES TOWARD EXECUTIVE OFFICERS

     In determining the compensation of the Company's executive officers, the Committee seeks to create a compensation program that links compensation to the Company's operational results, rewards above average corporate performance, recognizes individual contribution and achievement and assists the Company in attracting and retaining outstanding executive officers and other key associates. Executive compensation is set at levels that the Committee, with the advice of the Company's executive compensation consultants, believes to be competitive with the compensation paid by other companies that compete with the Company for executive officers and other key associates having the experience and abilities that are necessary to manage the Company's business.

BASE SALARIES

     The base salaries of the Company's executive officers and subsequent adjustments to such base salaries are determined relative to the following factors: (1) the criticality to the Company of the executive officer's job function; (2) the individual's performance in his or her position; (3) the individual's potential to make a significant contribution to the Company in the future; and (4) a comparison of industry pay practices. The Committee believes that all of these factors are important and the relevance of each factor varies from individual to individual. The Committee has not assigned any specific weight to any of these factors in the evaluation of an executive officer's base salary.

     An executive officer's individual performance is measured against goals and objectives that have been previously discussed with the executive officer. Consideration is given to the individual's contribution to the management team and the individual's overall value and contribution to the Company. The Committee relies on the Company's Chairman and Chief Executive Officer to make recommendations to the Committee regarding the appropriate base salaries of the executive officers other than the Chairman. Before making his base salary recommendations to the Committee, the Company's Chairman obtains survey information from one or more executive compensation consulting firms to determine competitive compensation levels in each of the Company's senior management positions. The Company has generally sought to establish base salaries for its key management positions that fall within the 75th to 90th percentiles of the competitive market. This comparative data, which includes compensation information compiled from small to medium-sized consumer product companies, may not include the compensation paid by all of the companies that are included in the Apparel Industry index which is used for comparative purposes in the shareholder return graph (see "PERFORMANCE GRAPH"). The Committee believes that it is critically important for the Company to remain competitive in its management salaries in order to attract and retain the small group of senior managers who are key to the Company's success.

ANNUAL INCENTIVE BONUS PROGRAM

     Since 1989, the Company has provided to its executive officers and other members of management an annual incentive bonus program (the "Incentive Program"). Annual bonus awards are based on the extent to which the Company achieves or exceeds specified annual planned profit goals. The Board of Directors meets during the first quarter of each year to establish the Company's target profit goal (defined as profit before such items as taxes, payments under the Incentive Program and charitable contributions) for the year. The Committee then determines the amount of the target award opportunity (the potential bonus) that is payable by the Company under the Incentive Program for such year at specified levels of attainment of the profit goal. The Committee's recommendation with respect to bonuses payable under the Incentive Program at specified threshold levels of profit are submitted to the full Board for final approval.

     Each participant in the Incentive Program is assigned a target award opportunity (stated as a percentage of his base salary) that can be achieved for the year. This percentage is based upon the participant's position and responsibilities and the area of the Company's operations in which the participant serves, with a greater percentage being assigned to those participants who make a larger impact on corporate profits. The target award opportunities for the Company's executive officers are set by the Committee; the target award opportunities for other participants in the Incentive Program are assigned by senior management. A participant is not entitled to receive a bonus unless an acceptable year-end performance evaluation (as determined under the Company's performance evaluation guidelines) has been received from the person to whom such participant reports. Since the Company did not meet the target profit goal established for 1995, none of the participants in the Incentive Program received a bonus under the Program for 1995.

MR. ZACKS' 1995 COMPENSATION

     Mr. Zacks and the Company entered into a four-year Employment Agreement (the "Employment Agreement") in 1994 under which Mr. Zacks is entitled to receive a minimum annual salary of $450,000 plus certain other benefits. The Employment Agreement also provides that during the employment term, Mr. Zacks will be entitled to participate in the Incentive Program at a maximum level equal to 75% of his annual base salary, the specific level of participation to be determined annually by the Committee. Mr. Zacks received a base salary of $450,000 in 1995.

     The Committee can increase Mr. Zacks' base salary above the minimum level established by the Employment Agreement to reflect corporate performance. The Committee will evaluate Mr. Zacks' base salary on an annual basis and will determine whether an increase is warranted based on the Committee's consideration of a number of subjective and objective criteria, including the Company's financial results, positive changes in the Company's competitive position, the success of the Company's strategic planning, achievements in the areas of customer satisfaction and product innovation and overall leadership. The Committee feels that all of these factors are significant and, therefore, no specific weight has been assigned to these factors in the evaluation of Mr. Zacks' base salary. Because the Employment Agreement requires that the Company pay to Mr. Zacks a minimum annual base salary, the Committee does not have the ability to reduce the base salary below such minimum to reflect the Company's performance. However, the minimum base salary in the Employment Agreement was established by the Committee based upon advice from a nationally recognized executive compensation consulting firm that the base salary provided for in the Employment Agreement was consistent with base salaries paid to executive officers of comparable companies. This comparative data was compiled and provided by the Company's executive compensation consulting firm and may or may not have included the companies included in the Performance Graph.

     Mr. Zacks' target award opportunity for 1995 was 75% of his base salary, which was established by the Committee in February of 1995. The target profit goal of the Company for 1995, established by the Committee and the Board in early 1995, was not achieved and, as a result, no employee participating in the Incentive Program, including Mr. Zacks, received his or her target award opportunity. Depending on the profitability of the Company for 1995, Mr. Zacks could have received under the Incentive Program a bonus for 1995 of zero or a bonus as high as 75% of his base salary. In other words, Mr. Zacks' potential 1995 bonus was tied directly to the profitability of the Company in 1995.

     Mr. Zacks' target award opportunity under the Incentive Program for 1995 of 75% of his base salary was determined by the Committee based upon advice of the Company's executive compensation consulting firm regarding the range of performance-based compensation that is provided to chief executive officers of comparable companies.

STOCK-BASED COMPENSATION PLANS

     The Company's long-term compensation program consists primarily of options granted under the Company's associates stock option plans. Awards of options are designed to provide appropriate incentive to associates to continue growth in shareholder value and to assist in the hiring and retention of key associates. All stock options are granted with exercise prices at least equal to the market value of the Company's common shares on the dates of grant. If there is no appreciation in the market value of the Company's common shares, the options are valueless. The Committee grants options based on its subjective determination of the relative current and future contribution that each prospective optionee has or may make to the long-term welfare of the Company. No options were granted in 1995 to the executive officers named in the Summary Compensation Table. In 1995, incentive stock options were granted to 26 key associates for the purchase of an aggregate of 59,895 common shares at an average price of $10.76 per share and non-qualified stock options for an aggregate of 6,162 common shares were granted to two key associates at an average price of $10.61 per share.

TAX DEDUCTIBILITY OF EXECUTIVE COMPENSATION

     Internal Revenue Code Section 162(m) no longer permits the Company to deduct certain non-performance-based compensation in excess of $1,000,000 per taxable year paid to the Chief Executive Officer and the other four most highly compensated executives required to be named in the Proxy Statement ("Covered Employees"). The Company may continue to deduct compensation paid to its Covered Employees in excess of $1,000,000 if the payment of such compensation qualifies for an exception, including an exception for certain performance-based compensation.

     The Committee believes that Section 162(m) should not cause the Company to be denied a deduction for 1995 compensation paid to the Covered Employees. The Committee will continue to work to structure components of its executive compensation package to achieve maximum deductibility under Section 162(m) while at the same time considering the goals of its executive compensation philosophy.

ADDITIONAL COMPENSATION PLANS

     At various times in the past, the Company has adopted certain broad-based associate benefit plans in which the Company's executive officers are permitted to participate on the same terms as non-executive officer associates who meet applicable eligibility criteria, subject to legal limitations on the amounts that may be contributed or the benefits that may be payable under the plans. Benefits under these plans are not tied to performance.

                    SUBMITTED BY THE COMPENSATION COMMITTEE
                      OF THE COMPANY'S BOARD OF DIRECTORS

Leopold Abraham II                                              Philip G. Barach
William Giovanello, Chairman                                   Harvey M. Krueger

                COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

     The following table shows, for the last three fiscal years, cash compensation paid by the Company, as well as certain other compensation paid or earned for those years, to the Company's Chief Executive Officer and the four other most highly compensated executive officers of the Company in all capacities in which they served.

                           SUMMARY COMPENSATION TABLE

                                                                                        LONG-TERM COMPENSATION
                                                                                        -----------------------
                                                                                          AWARDS
                                                                                        ----------    PAYOUTS
                                                     ANNUAL COMPENSATION                SECURITIES   ----------
                                           ---------------------------------------      UNDERLYING      LTIP
            NAME AND              FISCAL    SALARY                 OTHER ANNUAL          OPTIONS/     PAYOUTS      ALL OTHER
       PRINCIPAL POSITION          YEAR      ($)      BONUS($)    COMPENSATION($)       SARS(#)(1)      ($)       COMPENSATION
--------------------------------  ------   --------   --------   -----------------      ----------   ----------   ------------
Gordon Zacks:                      1995    $450,000   $      0   $41,953(2)(3)(4)              0      $      0       $1,456(5)
 Chairman of the Board,            1994    $450,000   $      0   $41,130(2)(4)(6)         79,999      $      0       $    0
 Chief Executive Officer           1993    $400,000   $103,200   $33,422(2)(4)(7)         44,444      $      0       $    0
 and President
Charles E. Ostrander:              1995    $235,000   $      0   $13,782(2)(3)                 0      $ 11,620       $    0
 Executive Vice President--        1994    $235,000   $      0   $10,162(2)(6)            44,443      $      0       $    0
 Sales & Marketing                 1993    $210,000   $ 43,344   $ 4,922(2)(7)            22,222      $      0       $    0
Christian Galvis:                  1995    $190,000   $      0   $10,427(2)(3)                 0      $      0       $  613(5)
 Executive Vice President--        1994    $190,000   $      0   $ 8,022(2)(6)            44,444      $      0       $    0
 Operations                        1993    $158,596   $ 30,960   $ 9,774(2)(7)            22,222      $      0       $    0
Richard L. Burrell:                1995    $151,500   $      0   $19,143(2)(3)                 0      $  8,300       $  507(5)
 Senior Vice President--           1994    $151,500   $      0   $18,393(2)(6)            17,777      $  7,200       $    0
 Finance, Treasurer and            1993    $141,512   $ 21,904   $14,026(2)(7)            17,777      $  7,800       $    0
 Secretary
Daniel D. Viren:                   1995    $141,539   $      0   $12,321(2)(3)                 0      $      0       $  469(5)
 Senior Vice President--           1994    $135,000   $      0   $11,124(2)(6)            17,777      $      0       $    0
 Administration                    1993    $120,731   $ 17,802   $10,915(2)(7)            14,223      $      0       $    0

---------------

(1) Reflects adjustments for 4-for-3 share split on September 1, 1995, and for 4-for-3 share split on June 1, 1994.

(2) "Other Annual Compensation" for (a) each of 1995, 1994 and 1993 includes premium payments in the amounts of $19,088, $4,182 and $6,165 on behalf of Messrs. Zacks, Ostrander and Galvis, respectively, and (b) for each of 1995 and 1994 and for 1993, respectively, includes premium payments in the amounts of $9,543 and $9,544 on behalf of Mr. Burrell and premium payments in the amounts of $4,536 and $4,537 on behalf of Mr. Viren, in each case to continue life insurance policies which provide for a level of death benefits not available under the Company's standard group life insurance program.

(3) "Other Annual Compensation" for 1995 also includes the amounts of $13,972, $9,600, $4,262, $9,600 and $7,785 reflecting either the amount of income deemed, under applicable federal income tax regulations, to have been received, as a result of each of their personal use of cars provided by the Company, by, or the car allowance provided to, Messrs. Zacks, Ostrander, Galvis, Burrell and Viren, respectively.

(4) "Other Annual Compensation" for Mr. Zacks includes: (a) payments of $4,061, $3,512 and $4,432 made during 1995, 1994 and 1993, respectively, to cover Mr. Zacks' portion of the insurance premiums on a life insurance policy in the face amount of $1,310,000 on the life of Mr. Zacks; (b) payments of $2,432,

    $2,103 and $2,183 made during 1995, 1994 and 1993, respectively, to cover Mr. Zacks' estimated tax liability with respect to such premium payments; and (c) a travel allowance of $2,400 provided to Mr. Zacks in each of 1995, 1994 and 1993.

(5) Includes contributions (rounded to the nearest whole dollar) to the R. G. Barry Corporation Deferred Compensation Plan (the "Deferred Compensation Plan") on behalf of the named executive officers to match 1995 deferred contributions (included under "Salary") made by them under the Deferred Compensation Plan and interest deemed to have been earned with respect to each executive officer's account under the Deferred Compensation Plan.

(6) "Other Annual Compensation" for 1994 also includes the amounts of $14,027, $5,980, $1,857, $8,850 and $6,588 reflecting either the amount of income deemed, under applicable federal income tax regulations, to have been received, as a result of each of their personal use of cars provided by the Company, by, or the car allowance provided to, Messrs. Zacks, Ostrander, Galvis, Burrell and Viren, respectively.

(7) "Other Annual Compensation" for 1993 includes the amounts of $5,319, $740, $3,609, $4,482 and $6,378 reflecting the amount of income deemed, under applicable federal income tax regulations, to have been received by Messrs. Zacks, Ostrander, Galvis, Burrell and Viren, respectively, as a result of each of their personal use of cars provided by the Company.

GRANTS OF OPTIONS AND STOCK APPRECIATION RIGHTS

     No options or stock appreciation rights were granted to the named executive officers during the 1995 fiscal year.

OPTION AND STOCK APPRECIATION RIGHT EXERCISES AND HOLDINGS

     The following table sets forth certain information with respect to unexercised options and stock appreciation rights held as of the end of the 1995 fiscal year by each of the named executive officers. No options or stock appreciation rights were exercised during the 1995 fiscal year by such executive officers.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                     AND FISCAL YEAR-END OPTION/SAR VALUES

                          NUMBER OF                             NUMBER OF SECURITIES              VALUE OF UNEXERCISED
                         SECURITIES                            UNDERLYING UNEXERCISED             IN-THE-MONEY OPTIONS/
                         UNDERLYING                         OPTIONS/SARS AT FY-END(#)(1)         SARS AT FY-END($)(2)(3)
                           OPTIONS         VALUE          ---------------------------------    ----------------------------
         NAME           EXERCISED(#)    REALIZED($)         EXERCISABLE       UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
------------------------------------    -----------       ---------------     -------------    -----------    -------------
Gordon Zacks...........        0             N/A          37,776(4)           86,667(4)        $  432,690      $895,688
Charles E. Ostrander...        0             N/A          70,003(4)(5)(6)     48,889(4)(6)     $1,026,311      $524,932
Christian Galvis.......        0             N/A          53,331(4)(6)        57,779(4)(6)     $  830,602      $678,277
Richard L. Burrell.....        0             N/A          19,554(4)(6)        24,888(4)(6)     $  284,691      $292,584
Daniel D. Viren........        0             N/A           8,889(4)(6)        24,889(4)(6)     $  115,842      $292,599

---------------
(1) Reflects adjustments for 4-for-3 share split on September 1, 1995, and for 4-for-3 share split on June 1, 1994.

(2) Rounded to nearest whole dollar.

(3) "Value of Unexercised In-the-Money Options/SARs at FY-End" is based upon the fair market value of the Company's common shares on December 30, 1995 ($19.50) less the exercise price of in-the-money options and stock appreciation rights at the end of the 1995 fiscal year.

(4) Includes options granted under the R. G. Barry Corporation 1988 Stock Option Plan (the "1988 Plan"). The 1988 Plan provides that outstanding options that are not fully exercisable will become so in the event of certain defined changes-in-control of the Company or dispositions of its assets.

(5) Includes options granted under the R. G. Barry Corporation 1984 Incentive Stock Option Plan for Key Employees. This plan provides that outstanding options that are not fully exercisable will become so in

                                       10
    the event of certain defined changes-in-control of the Company or dispositions of its assets. In addition, options granted under this plan were granted in tandem with limited stock appreciation rights. These limited stock appreciation rights give the holders of the corresponding options the right, in the event of certain defined changes-in-control of the Company or dispositions of its assets, to tender the unexercised options to the Company for a cash payment equal to the product obtained by multiplying the number of common shares covered by the unexercised options times the difference between the option exercise price and the greater of (i) the highest market price for the common shares during the preceding 60 days and (ii) the highest price paid for the common shares by the acquirer in the change-in-control.

(6) Includes options granted under the R. G. Barry Corporation 1994 Stock Option Plan (the "1994 Plan"). The 1994 Plan provides that outstanding options that are not fully exercisable will become so in the event of certain defined changes-in-control of the Company or dispositions of its assets.

PENSION PLANS

     The Company's Salaried Employees' Pension Plan (the "Plan") provides for the payment of monthly benefits at "normal retirement date" (age 65) based upon 45% of a participant's "Final Average Monthly Compensation" (subject to a limitation imposed by law on the amount of annual compensation upon which benefits may be based) less a designated percentage of the participant's primary Social Security benefits. Benefits under the Plan are reduced by 1/30th for each year of credited service less than 30 years. The Company's Supplemental Retirement Plan (the "Supplemental Plan") provides for the payment of additional monthly retirement benefits based upon 2 1/2% of an eligible participant's "Final Average Monthly Compensation" reduced by 2 1/12% of his primary Social Security benefits with the difference multiplied by his years of credited service up to a maximum of 24 years, and the resulting product then reduced by his monthly pension payable under the Plan. The benefit to which any associate who was a participant in the Supplemental Plan on December 31, 1988 is entitled will not be less than 60% of such participant's "Final Average Monthly Compensation", reduced by (i) his monthly pension payable under the Plan and
(ii) a designated percentage of his primary Social Security benefits.

     The following table shows the estimated pension benefits payable to a participant in the Plan and the Supplemental Plan (who was a participant in the Supplemental Plan on December 31, 1988), at "normal retirement age" of 65, based on compensation that is covered by the Plan and the Supplemental Plan, years of service with the Company and payment in the form of a lifetime annuity:

                              PENSION PLANS TABLE

               (MINIMUM BENEFIT FOR PERSONS WHO WERE PARTICIPANTS
                 IN THE SUPPLEMENTAL PLAN ON DECEMBER 31, 1988)

   FINAL                      ESTIMATED ANNUAL PENSION BENEFITS
   AVERAGE               BASED ON CREDITED YEARS OF SERVICE INDICATED
   ANNUAL        ------------------------------------------------------------
COMPENSATION        10           15           20           25           30
------------     --------     --------     --------     --------     --------
  $125,000       $ 75,000     $ 75,000     $ 75,000     $ 75,000     $ 75,000
   175,000        105,000      105,000      105,000      105,000      105,000
   225,000        135,000      135,000      135,000      135,000      135,000
   275,000        165,000      165,000      165,000      165,000      165,000
   325,000        195,000      195,000      195,000      195,000      195,000
   375,000        225,000      225,000      225,000      225,000      225,000
   425,000        255,000      255,000      255,000      255,000      255,000
   475,000        285,000      285,000      285,000      285,000      285,000
   525,000        315,000      315,000      315,000      315,000      315,000
   575,000        345,000      345,000      345,000      345,000      345,000

     Annual benefits are shown before deduction of 50% of primary Social Security benefits.

     The following table shows the estimated pension benefits payable to a participant in the Plan and the Supplemental Plan (who became a participant in the Supplemental Plan after December 31, 1988), at

"normal retirement age" of 65, based on compensation that is covered by the Plan and the Supplemental Plan, years of service with the Company and payment in the form of a lifetime annuity:

                              PENSION PLANS TABLE

   FINAL                      ESTIMATED ANNUAL PENSION BENEFITS
   AVERAGE               BASED ON CREDITED YEARS OF SERVICE INDICATED
   ANNUAL        ------------------------------------------------------------
COMPENSATION        10           15           20           25           30
------------     --------     --------     --------     --------     --------
  $125,000       $ 31,250     $ 46,875     $ 62,500     $ 75,000     $ 75,000
   175,000         43,750       65,625       87,500      105,000      105,000
   225,000         56,250       84,375      112,500      135,000      135,000
   275,000         68,750      103,125      137,500      165,000      165,000
   325,000         81,250      121,875      162,500      195,000      195,000
   375,000         93,750      140,625      187,500      225,000      225,000
   425,000        106,250      159,375      212,500      255,000      255,000
   475,000        118,750      178,125      237,500      285,000      285,000
   525,000        131,250      196,875      262,500      315,000      315,000
   575,000        143,750      215,625      287,500      345,000      345,000

     Annual benefits are shown before deduction of 20.83% of primary Social Security benefits after 10 years of service, 31.25% after 15 years of service, 41.67% after 20 years of service, 50% after 25 years of service, and 50% after 30 years of service.

     A participant's "Final Average Monthly Compensation" for purposes of the Company's pension plans is the average of the participant's compensation (salary and commissions but excluding cash bonuses and overtime pay) during the five consecutive calendar years of the last twenty years in which such total compensation is highest. The "Final Average Annual Compensation" as of the end of the 1995 fiscal year was $399,128, $222,153, $169,422, $149,073 and $123,164 for Messrs. Zacks, Ostrander, Galvis, Burrell and Viren, respectively. Messrs. Zacks, Ostrander, Galvis, Burrell and Viren have approximately 40, 9, 5, 29 and 7 years, respectively, of credited service under the Plan and the Supplemental Plan. Messrs. Zacks and Burrell were participants in the Supplemental Plan on December 31, 1988, Mr. Ostrander became a participant in the Supplemental Plan effective January 1, 1989, Mr. Viren became a participant in the Supplemental Plan effective January 1, 1990 and Mr. Galvis became a participant in the Supplemental Plan effective January 1, 1992.

DIRECTORS' COMPENSATION

     Each director who is not an associate of the Company receives $12,000 annually for services rendered to the Company as a director except for Messrs. Giovanello and Krueger who receive $17,000 annually for serving as directors. In addition, each director who is not an associate of the Company receives $1,000 for each regular meeting and $500 for each telephonic meeting of the Company's Board of Directors attended. All members of a committee of the Board, other than the chairman of such committee, receive a fee of $500 for each attended meeting that occurs on the same day as a Board meeting. All members of a committee of the Board, including the chairman of such committee, receive (a) a fee of $1,000 for attending a committee meeting that does not occur on the same day as a Board meeting and (b) a fee of $500 for participating in a telephonic meeting of the committee. Directors who are also associates of the Company receive no separate compensation for serving as directors.

OTHER COMPENSATION

     In 1952, Mrs. Florence Zacks Melton transferred to the Company the exclusive right to manufacture all slippers created and designed by her. Under the agreement, Mrs. Melton receives 1% of the Company's gross receipts from sales of such products. The agreement terminates five years after the death of Mrs. Melton. During 1995, the Company accrued royalty payments (which were paid in 1996) aggregating $95,253 pursuant to this agreement. Mrs. Melton is the mother of Gordon Zacks.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS

     Gordon Zacks, the Chairman of the Board, President and Chief Executive Officer of the Company, and the Company entered into an Employment Agreement, dated July 1, 1994 (the "Zacks Employment Agreement"), which provides for the employment of Mr. Zacks by the Company as its Chief Executive Officer for a term of four years, automatically renewable for additional, consecutive one-year terms unless the Company or Mr. Zacks gives notice to the other of non-renewal. The Company is obligated to cause Mr. Zacks to be nominated to membership on the Board of Directors. Mr. Zacks is entitled to receive a minimum annual salary of $450,000, subject to increases that from time to time may be granted by the Board of Directors. In addition to his annual salary, Mr. Zacks is entitled to participate in the Company's Incentive Program and to receive certain health and life insurance coverages, pension and retirement benefits and other benefits and perquisites.

     If Mr. Zacks' employment is terminated by the Company without "cause" (as defined in the Zacks Employment Agreement) or by Mr. Zacks for "good reason" (as defined in the Zacks Employment Agreement) prior to a "change of control" (as defined in the Zacks Employment Agreement), he will be entitled to have his base salary continued at the rate in effect immediately prior to the date of termination until the last day of the employment term. In addition, he and his spouse will receive for a period ending on his 65th birthday or his earlier death, all life, medical and dental insurance and other employee benefits to which he and his spouse were entitled immediately prior to the date of termination and compensation for lost benefits under the Company's retirement plans resulting from the early termination of his employment. If Mr. Zacks' employment is terminated by the Company without "cause" or by Mr. Zacks for "good reason" within three years after a "change of control", Mr. Zacks will be entitled to receive a severance payment (subject to reduction if the payment would not be deductible by the Company for federal income tax purposes) equal to three times his base salary at the rate in effect at the date of termination. In addition, he and his spouse will receive for a period ending on his 70th birthday or his earlier death, all life, medical and dental insurance benefits to which he and/or his spouse was entitled immediately prior to the date of termination, he will receive all of his perquisites for a period of three years after the date of termination and he will receive compensation for benefits under the Company's retirement plans that he would have received if he had remained in the Company's employ for the greater of an additional 36 months or the number of months remaining in his employment term. A "change of control" is deemed to have occurred if a third party acquires more than 25% of the total voting power of the Company's outstanding voting securities or as a result of, or in connection with, certain specified business combinations or a contested election, the persons who were directors of the Company immediately before the transaction cease to constitute a majority of the Board of Directors of the Company or any successor to the Company. The Zacks Employment Agreement also provides for the continuation of Mr. Zacks' salary and benefits for a period of time following a permanent and total disability.

     Under an Agreement dated September 27, 1989, as amended, the Company agreed, upon the death of Mr. Zacks, to purchase from the estate of Mr. Zacks, at the estate's election, up to $4 million of the common shares of the Company held by Mr. Zacks at the time of his death. The common shares would be purchased at their fair market value at the time the estate of Gordon Zacks exercises its put right. The estate's put right would expire after the second anniversary of the death of Mr. Zacks. The Company agreed to fund its potential obligation to purchase such common shares by purchasing and maintaining during Mr. Zacks' lifetime one or more policies of life insurance on the life of Mr. Zacks. In addition, Mr. Zacks agreed that, for a period of 24 months following his death, the Company will have a right of first refusal to purchase any common shares of the Company owned by Mr. Zacks at his death if his estate elects to sell such common shares. The Company would have the right to purchase such common shares on the same terms and conditions as the estate proposes to sell such common shares.

     Christian Galvis, the Executive Vice President -- Operations of the Company, and the Company entered into an Employment Agreement, dated July 1, 1994 (the "Galvis Employment Agreement"), which provides for the employment of Mr. Galvis by the Company as its Executive Vice President -- Operations for a term of three years. Mr. Galvis is entitled to receive a minimum annual salary of $190,000, subject to increases that from time to time may be granted by the Board of Directors. In addition to his annual salary, Mr. Galvis is entitled to participate in the Company's Incentive Program and to receive certain health and life insurance coverages, pension and retirement benefits and other benefits and perquisites. If Mr. Galvis' employment is terminated by the Company without "cause" (as defined in the Galvis Employment Agreement) or by Mr. Galvis for "good reason" (as defined in the Galvis Employment Agreement), he will be entitled to receive a severance payment equal to the total compensation (including bonus) paid to or accrued for the benefit of Mr. Galvis by the Company for services rendered during the 12-month period immediately preceding the date of termination. The Galvis Employment Agreement also provides for the continuation of Mr. Galvis' salary for a period of time following a permanent and total disability.

     Richard L. Burrell, the Senior Vice President -- Finance, Treasurer and Secretary of the Company, and Daniel D. Viren, the Senior Vice
President -- Administration of the Company, each entered into an Agreement, dated July 1, 1994 (the "Severance Agreement"), which provides that if the named executive officer's employment is terminated by the Company without "cause" (as defined in the Severance Agreement) or by the named executive officer for "good reason" (as defined in the Severance Agreement) within 36 months following a "change in control" (as defined in the Severance Agreement), he will be entitled to receive a severance payment equal to the greater of (1) the total compensation (including bonus) paid to or accrued for the benefit of the named executive officer by the Company for services rendered during the calendar year ending prior to the date on which the "change in control" occurred or (2) the total compensation (including bonus) paid to or accrued for the benefit of the named executive officer by the Company for services rendered during the 12-month period immediately preceding the date of termination of employment. Prior to a "change in control", each Severance Agreement will terminate immediately if the named executive officer's employment with the Company is terminated for any reason. Each Severance Agreement provides for a term of three years unless earlier terminated pursuant to its terms.

                               PERFORMANCE GRAPH

     Set forth below is a line graph comparing the yearly percentage change in the Company's cumulative total shareholder return on its common shares with an index for shares listed on the New York Stock Exchange, an index for shares listed on the American Stock Exchange and an index for Media General Industry Group 57 -- Textiles/Apparel ("Apparel Industry"), for the five-year period ended December 29, 1995. The Company's common shares were listed on the American Stock Exchange from 1969 to July 6, 1995, on which date the Company's common shares became listed on the New York Stock Exchange.

                     COMPARE 5 YEAR TOTAL CUMULATIVE RETURN
                    AMONG R. G. BARRY CORPORATION, NYSE AND
                    AMEX MARKET INDICES AND APPAREL INDUSTRY

      MEASUREMENT PERIOD          NYSE MARKET       APPAREL       AMEX MARKET      RGBARRY
    (FISCAL YEAR COVERED)            INDEX         INDUSTRY          INDEX       CORPORATION
1990                                $100.00         $100.00         $100.00        $ 100.00
1991                                 129.41          154.29          123.17          103.70
1992                                 135.50          179.03          124.86          218.51
1993                                 153.85          173.33          148.34          451.84
1994                                 150.86          159.34          131.04          439.49
1995                                 195.61          202.05          168.90         1027.13

                  PROPOSAL TO APPROVE R. G. BARRY CORPORATION
                  STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS

                               (ITEM 2 ON PROXY)

     The Board of Directors of the Company has adopted and recommends that the shareholders approve the R. G. Barry Corporation Stock Option Plan for Non-Employee Directors (the "Directors Plan"), a copy of which is attached to this Proxy Statement as Exhibit A. The following summary of certain provisions of the Directors Plan is qualified in its entirety by reference to said Exhibit A.

     The principal purpose of the Directors Plan is to benefit the Company through offering to the Company's Non-Employee Directors (those directors who are not full-time associates of the Company or of any subsidiary of the Company) a favorable opportunity to increase their ownership interest in the Company, thereby providing them with a greater stake in the growth and prosperity of the Company, enabling them to represent the viewpoint of other shareholders of the Company more effectively and encouraging them to continue serving as directors of the Company.

     The Directors Plan will be administered by the Board of Directors. The Board will interpret the Directors Plan and make all determinations necessary for the administration of the Directors Plan. The Board will, however, have no discretion to determine who will be eligible for the grant of options under the Directors Plan, to set the number of options granted to any Non-Employee Director, to set the number of common shares subject to options granted to any Non-Employee Director, or to set the date and circumstances of grants of options, the term of such options, the period within which such options may be exercised or the exercise price of such options.

     An aggregate of 50,000 common shares of the Company are available to be purchased under the Directors Plan. The Directors Plan provides that each Non-Employee Director will be automatically granted an option to purchase a total of 5,000 common shares of the Company effective on the date on which the shareholders of the Company approve the Directors Plan (the "Effective Date"). If the Directors Plan is not approved by the shareholders of the Company within 12 months of the date on which the Directors Plan was approved by the Board of Directors, December 14, 1995, the Directors Plan will terminate without any options having been granted thereunder. The Directors Plan also provides that each Non-Employee Director who is newly elected or appointed to the Company's Board of Directors after the Effective Date will be automatically granted an option to purchase 5,000 common shares of the Company, effective on the third business day following the date on which he is appointed or elected to the Board of Directors. No person may be granted more than one such option pursuant to the Directors Plan. No options have been granted under the Directors Plan as of the date of this Proxy Statement. There are currently five Non-Employee Directors of the Company who will each automatically be granted an option to purchase 5,000 common shares if the Directors Plan is approved by the shareholders at the Annual Meeting.

     In the event that common shares of the Company are increased through the payment of a share dividend or the declaration of a share split or are changed into or exchanged for a different kind of stock or other securities of the Company or of another corporation (whether by reason of merger, consolidation, recapitalization, reclassification, split-up, combination of shares or otherwise), an adjustment will be made in the number and kind of shares or other securities subject to unexercised options and available for new options under the Directors Plan. In addition, outstanding options will also be appropriately amended as to price and other terms as may be necessary to reflect the foregoing events.

     No option may be granted under the Directors Plan subsequent to May 16, 2001, although options granted prior to that date will continue in effect after that date until their date of expiration. In the event an option expires or is terminated or cancelled unexercised as to any common shares, such released common shares may again be optioned. Common shares subject to options may be made available from unissued or reacquired common shares of the Company. Nothing contained in the Directors Plan or any option granted pursuant thereto will in itself confer upon any optionee any right to continue serving as a director of the Company or interfere in any way with the removal of such director pursuant to the articles of incorporation or regulations of the Company or applicable law.

     The price at which common shares may be purchased pursuant to an option is the fair market value of the common shares on the date as of which the option is granted, which will be equal to the last reported sales price of a common share of the Company as shown on the national stock exchange on which the common shares are traded (the Company's common shares are currently traded on the New York Stock Exchange) on such date or, if there are no reported sales on such date, then the last reported sales price of the Company's common shares on the next preceding day on which a sale was transacted. On March 18, 1996, the last reported sales price of the Company's common shares on the New York Stock Exchange was $16 7/8 per share. Optionees must pay the full purchase price for common shares being purchased in cash or by check payable to the Company within ten business days after exercise or by delivery of common shares already owned at the time of the exercise of the option. Each option will be for a term of ten years from the date of grant and will become exercisable with respect to all of the common shares subject to the option six months after the date of grant.

     Options granted under the Directors Plan are not transferable by the optionees otherwise than by will or the laws of descent and distribution. Such options may be exercised only while an optionee is a director of the Company and will expire immediately when an optionee ceases to be a director, except that upon termination of director status by reason of death or permanent disability, the optionee (or, if the optionee is not living, the optionee's heirs, legatees or legal representatives) may exercise the option in full at any time during its term prior to twelve months after the date of death or permanent disability.

     The Company understands that under existing federal income tax law, (i) no income will be recognized by the optionee at the time of grant, (ii) upon exercise of an option, the optionee will be required to treat as ordinary income the difference on the date of exercise between the option price and the fair market value of the common shares purchased, and the Company will be entitled to a deduction equal to such amount, and (iii) assuming the common shares received upon the exercise of an option constitute capital assets in the optionee's hands, any gain or loss upon disposition of the common shares will be treated as capital gain or loss, which will be long-term if the common shares have been held longer than one year.

     In the case of the exercise of an option using previously acquired common shares, the Company understands that (i) with respect to the evenly exchanged common shares (i.e., the new common shares received which are equal in number to the old common shares surrendered), no gain or loss will be recognized by the optionee at the time of exercise, the Company will not be entitled to a deduction, and the basis and holding period of the equal number of new common shares received in the exchange will be the same as the basis and holding period of the surrendered common shares, and (iii) with respect to the additional common shares received upon exercise, the optionee will be required to recognize as ordinary income in the year of exercise an amount equal to the fair market value on the date of exercise of the additional common shares received, less any cash paid upon exercise, and the Company will be entitled to a deduction in a corresponding amount. The basis of the additional common shares received will be equal to their fair market value on the date of exercise and the holding period for such common shares will begin on the date of exercise.

     The Board of Directors may amend or discontinue the Directors Plan at any time, provided that, if required to qualify the Directors Plan under Rule 16b-3 under the Exchange Act ("Rule 16b-3"), no amendment may be made more than once every six months except to comply with changes in the Internal Revenue Code of 1986, as amended, and the Employee Retirement Income Security Act, and provided, further, that if required to qualify the Directors Plan under Rule 16b-3, no amendment that would materially increase the number of common shares that may be issued under the Directors Plan, materially modify the requirements as to eligibility for participation in the Directors Plan or otherwise materially increase the benefits accruing to participants may be made without the approval of the Company's shareholders. Notwithstanding the foregoing, no amendment or discontinuance of the Directors Plan may, without the consent of the optionee, change or impair any option previously granted thereunder.

     The Board of Directors recommends a vote FOR this proposal. Unless otherwise instructed, the common shares represented by each properly executed proxy, which is returned in a timely manner and not revoked, will be voted for approval of the Directors Plan. The affirmative vote of the holders of a majority of the outstanding common shares of the Company, present in person or by proxy, is necessary to approve the Directors Plan.

                              INDEPENDENT AUDITORS

     The Board of Directors of the Company has not selected a firm to serve as independent auditors for the Company for the 1996 fiscal year. As part of the ongoing review of the auditing and tax services required by the Company, the Audit Committee of the Board of Directors of the Company is in the process of conducting a review and evaluation of the qualifications and capabilities of several firms, including its current firm, to provide such services. Such review has not been completed as of the date of this Proxy Statement. After completing its review of each firm's qualifications and capabilities, the Audit Committee will make its recommendation to the Board of Directors as to the appointment of independent auditors for the Company for the 1996 fiscal year. The Board of Directors will then make a final decision as to the appointment of independent auditors.

     KPMG Peat Marwick LLP is the firm which served as independent auditors for the Company for the 1995 fiscal year. It is expected that representatives of KPMG Peat Marwick LLP will be present at the

Annual Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

                           SHAREHOLDER PROPOSALS FOR
                              1997 ANNUAL MEETING

     Any qualified shareholder who desires to present a proposal for consideration at the 1997 Annual Meeting of Shareholders must submit the proposal in writing to the Company. If the proposal is received by the Company on or before November 26, 1996, and otherwise meets the requirements of applicable state and federal law, it will be included in the proxy statement and form of proxy of the Company relating to its 1997 Annual Meeting of Shareholders.

                                 OTHER MATTERS

     As of the date of this Proxy Statement, the Board of Directors knows of no other business to be presented for action by the shareholders at the 1996 Annual Meeting of Shareholders other than as set forth in this Proxy Statement. However, if any other matter is properly presented at the Annual Meeting, or at any adjournment(s) thereof, it is intended that the persons named in the enclosed proxy may vote the common shares represented by such proxy on such matters in accordance with their best judgment in light of the conditions then prevailing.

     It is important that proxies be completed and returned promptly; therefore, shareholders who do not expect to attend the Annual Meeting in person are urged to fill in, sign and return the enclosed proxy in the self-addressed envelope furnished herewith.

                                          By Order of the Board of Directors,

                                          /s/ Gordon Zacks

                                          Gordon Zacks,
                                          Chairman of the Board, President
                                            and Chief Executive Officer

March 26, 1996

                                                                       EXHIBIT A

                      R. G. BARRY CORPORATION STOCK OPTION
                        PLAN FOR NON-EMPLOYEE DIRECTORS

     1. PURPOSE AND ELIGIBILITY. The purpose of this R. G. Barry Corporation Stock Option Plan for Non-Employee Directors (the "Directors Plan") is to enhance the value of the shareholders' investment in R. G. Barry Corporation (the "Company") by encouraging those directors of the Company who are not full-time employees of the Company or any of its subsidiaries (collectively, the "Outside Directors" and individually, an "Outside Director") to acquire or increase and retain a financial interest in the Company and thereby encouraging the Outside Directors to remain as directors of the Company and to put further maximum efforts for the success of the Company.

     It is intended that stock options ("Nonqualified Stock Options"), other than incentive stock options ("ISOs") (as defined by Section 422 of the Internal Revenue Code of 1986, as amended (the "Code")), may be granted to Outside Directors under the Directors Plan.

     2. ADMINISTRATION OF THE DIRECTORS PLAN.

     (a) General. The Directors Plan shall be administered by the Board of Directors of the Company (the "Board").

     (b) Authority of the Board. The Board shall have full power and authority in its discretion, subject to and not inconsistent with the express provisions of this Directors Plan, to administer the Directors Plan and to exercise all the power and authority specifically granted to it under the Directors Plan or necessary or advisable, in the sole and absolute discretion of the Board, in the administration of the Directors Plan including, without limitation, the authority to: interpret and construe any provision of the Directors Plan or any option granted hereunder; make all required or appropriate determinations under the Directors Plan or any option granted hereunder; adopt, amend and rescind such rules and regulations relating to the Directors Plan as the Board shall determine in its discretion subject to the express provisions of the Directors Plan; and make all other determinations deemed by it necessary or advisable for the administration of the Directors Plan. Notwithstanding the preceding sentence, the Board shall have no discretion to determine who will be eligible for the grant of options under the Directors Plan, to set the number of options granted to any Outside Director, to set the number of shares subject to options granted to any Outside Director, or to set the date and circumstances of grants of options, the term of such options, the period within which such options may be exercised or the exercise price of such options.

     (c) Interpretation. The interpretation and construction of any provision of the Directors Plan or any option granted hereunder and all determinations by the Board in each case shall be final, binding and conclusive with respect to all interested parties, unless otherwise determined by the Board. No member of the Board shall be personally liable for any action, failure to act, determination, interpretation or construction made in good faith with respect to the Directors Plan or any option or transaction thereunder.

     (d) No Other Rights. Nothing contained in the Directors Plan, nor any option granted pursuant to the Directors Plan, shall confer upon any Outside Director covered by the Directors Plan any right to continue as a director of the Company nor limit in any way the right of the Company to terminate his status as a director at any time.

     3. The Stock. The common shares available for issuance pursuant to the grant of options under the Directors Plan shall consist of a maximum of 50,000 common shares, par value $1.00 per share (the "Common Stock"), of the Company, subject to adjustment as provided in Section 6 hereof. All shares acquired upon the exercise of options will be, in whole or in part, either Common Stock purchased by the Company in the open market and held in the treasury of the Company or authorized and unissued shares of Common Stock of the Company. Should an option (or a portion thereof) expire for any reason without being exercised, the shares subject to the portion of such option not so exercised shall be available for subsequent grants under the Directors Plan.

     4. EFFECTIVE DATE AND TERMINATION OF PLAN. The Directors Plan was adopted by the affirmative vote of the Board of Directors of the Company on December 14, 1995; provided, however, that, if the Directors Plan is not approved by the shareholders of the Company within twelve months following such date of adoption, the Directors Plan shall be deemed null and void and shall be of no effect. The Directors Plan shall terminate upon the earlier of (i) the fifth anniversary of the date on which this Directors Plan is approved by the shareholders of the Company; or (ii) the date on which all shares available for issuance under the Directors Plan have been issued pursuant to the exercise of options granted hereunder; or (iii) the determination of the Board that the Directors Plan shall terminate; or (iv) December 14, 1996, if the Directors Plan has not been approved by the shareholders prior to such date. No options may be granted under the Directors Plan after the termination date, provided that the options granted and outstanding on such date shall continue to have force and effect in accordance with the provisions of the instruments evidencing such options. The date on which this Directors Plan is approved by the shareholders of the Company is herein referred to as the "Effective Date."

     5. GRANT, TERMS AND CONDITIONS OF OPTIONS.

     (a) Grant of Options. Each person who is an Outside Director on the Effective Date shall be granted an option to purchase 5,000 shares of Common Stock effective on the Effective Date. Any individual who is a newly elected or appointed Outside Director after the Effective Date shall be granted an option to purchase 5,000 shares of Common Stock (subject to adjustment pursuant to Section 6 hereof) effective on the third business day following the date of his appointment or election to the Board.

     (b) When Exercisable. An option shall vest and become nonforfeitable when, and only if, the Outside Director who has received the option continues to serve as a director of the Company for a period of six months following the date on which the option was granted. An option shall thereafter be fully vested and exercisable for the total number of shares subject to the option.

     (c) Price. The option exercise price per share of each option shall be equal to the fair market value of a share of Common Stock on the date of grant (as defined by subsection (i) hereof), provided that, the option exercise price shall be subject to adjustment only as provided in Section 6 hereof.

     (d) Term of Options. Options shall be effective on and shall be of a term of ten (10) years from the date of grant. Each such option shall be subject to earlier termination as provided in subsection (f) hereof.

     (e) Notice of Exercise and Payment. To the extent that it is exercisable, an option shall be exercised by oral or written notice to the Company, stating the number of shares with respect to which the option is being exercised and the intended manner of payment. The date of the notice shall be the exercise date. Any oral notice of exercise shall be confirmed in writing in all cases to the Company no later than concurrently with payment for the shares as required herein. Payment for the shares purchased shall be made in full to the Company within ten (10) business days after the exercise date in cash or check payable to the order of the Company in an amount equal to the option price for the shares being purchased, in whole shares of Common Stock of the Company owned by the optionee having a fair market value on the exercise date (as defined by subsection (i) hereof) equal to the option price for the shares being purchased, or a combination of Common Stock and cash or check payable to the order of the Company, equal in the aggregate to the option price for the shares being purchased. Payments of Common Stock shall be made by delivery of stock certificates properly endorsed for transfer in negotiable form. The person or persons exercising the option on behalf of an optionee shall be required to furnish to the Company appropriate documentation that such person or persons have the full legal right and power to exercise the option on behalf of and for the optionee.

     (f) Termination of Service.

          (i) Except as otherwise provided herein, an optionee's option is exercisable only by the optionee, is exercisable only while the optionee is a director of the Company and then only if the option has become exercisable by its terms and shall expire on the date the optionee ceases to be a director of the Company.

          (ii) In the event of the death of the optionee while a director of the Company, any unexercised option of such optionee granted under the Directors Plan (whether or not then exercisable by its terms) shall become immediately exercisable by his estate for a period ending on the earlier of the fixed expiration date of such option or twelve months after the date of death, after which period such option shall expire. For purposes hereof, the estate of an optionee shall be defined to include the legal representatives thereof or any person who has acquired the right to exercise an option by reason of the death of the optionee.

          (iii) In the case of any option granted under this Directors Plan, in the event the optionee ceases to be a director of the Company by reason of a permanent disability (as defined below), any such unexercised option of such optionee (whether or not then exercisable by its terms) shall become exercisable for a period ending on the earlier of the fixed expiration date of such option or twelve months from the date the optionee ceases to be a director after which period such option shall expire. For purposes hereof, "permanent disability" shall be deemed to be the inability of the optionee to perform the duties of a director of the Company because of a physical or mental disability as evidenced by the opinion of a Company-approved doctor of medicine.

     (g) Transferability of Options. Any option granted hereunder shall be transferable only by will or the laws of descent and distribution and shall be exercisable during the lifetime of the optionee only by the optionee or by his guardian or legal representative.

     (h) Tax Withholding. Any option granted hereunder shall provide for appropriate arrangements for the satisfaction by the Company and the optionee of all federal, state, local or other income, excise or employment taxes or tax withholding requirements applicable to the exercise of the option or the later disposition of the shares of Common Stock or other property thereby acquired and all such additional taxes or amounts as determined by the Board in its discretion. "Appropriate arrangements" shall not include the right to withhold Common Stock upon exercise of an option to satisfy withholding obligations.

     (i) Fair Market Value. The "fair market value" of a share of Common Stock on any relevant date for purposes of any provision of the Directors Plan shall be the last reported sales price of a share of Common Stock as shown on the national stock exchange on which the Company's Common Stock is then traded or, if there are no reported sales on such date, then the last reported sales price on the next preceding day on which such a sale was transacted.

     (j) Option Agreement. Each option granted under the Directors Plan shall be evidenced by an option agreement (an "Agreement") duly executed on behalf of the Company and by the Outside Director to whom such option is granted and dated as of the applicable date of grant. Each Agreement shall be signed on behalf of the Company by an officer or officers delegated such authority by the Board. Each Agreement shall comply with and be subject to the terms and conditions of the Directors Plan. Any Agreement may contain such other terms, provisions and conditions not inconsistent with the Directors Plan or Rule 16b-3 under Section 16 of the Securities Exchange Act of 1934, as amended ("Section 16b-3"), as may be determined by the Board.

     6. ADJUSTMENT AND CHANGES IN THE COMMON STOCK.

     (a) Adjustments. In the event that the outstanding shares of Common Stock of the Company shall be changed into or exchanged for a different kind of shares of stock or other securities of the Company or of another corporation (whether by reason of merger, consolidation, recapitalization, reclassification, split-up, combination of shares or otherwise) or if the number of such shares of Common Stock shall be increased through the payment of a stock dividend or the declaration of a stock split, then there shall be substituted for or added to each share of Common Stock of the Company theretofore appropriated or thereafter subject or which may become subject to an option under the Directors Plan, the number and kind of shares of stock or other securities into which each outstanding share of Common Stock of the Company shall be so changed, or for which each such share shall be exchanged, or to which each such share shall be entitled, as the case may be. Outstanding options shall also be appropriately amended as to price and other terms as may be necessary to reflect the foregoing events. Fractional shares resulting from any adjustment in options pursuant to this Section 6 shall be rounded to the nearest whole number of shares.

     (b) Notice of Adjustment. Notice of any adjustment shall be given by the Company to each holder of an option which shall have been so adjusted, provided that such adjustment (whether or not such notice is given) shall be effective and binding for all purposes of the Directors Plan and any instrument issued thereunder.

     (c) Other Provisions. The grant of options under the Directors Plan shall in no way affect the right of the Company to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

     7. REGULATORY REQUIREMENTS.

     (a) Registration of Shares. No option granted pursuant to the Directors Plan shall be exercisable in whole or in part if at any time the Board shall determine in its discretion that the registration or qualification of the shares of Common Stock subject to such option on any securities exchange or under any applicable law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such option or the issue of shares thereunder, unless such registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board. Any option issued under the Directors Plan in a transaction that is subject to Chapter 1707 of the Ohio Revised Code shall not be exercisable except for shares of Common Stock which at the time of exercise are exempt, are the subject of an exempt transaction or are registered, under said Chapter 1707.

     (b) Transfer of Shares. If shares of Common Stock subject to an option are sold and transferred upon the exercise of thereof to a person who (at time of such exercise or thereafter) controls, is controlled by or is under common control with the Company, or are sold and transferred in reliance upon exemptions under the Securities Act of 1933, as amended (the "Act"), or the securities laws of any state, then upon such sale and transfer:

          (i) Such shares shall not be transferable by the holder thereof, and neither the Company nor its transfer agent or registrar, if any, shall be required to register or otherwise to give effect to any transfer thereof and may prevent any such transfer, unless the Company shall have received an opinion from its counsel to the effect that any such transfer would not violate the Act or the applicable laws of any state; and

          (ii) The Company shall cause each stock certificate evidencing such shares to bear a legend reflecting applicable restrictions on the transfer thereof and may use the following or any appropriate legend for that purpose:

          SHARES EVIDENCED BY THIS CERTIFICATE ARE OWNED BY A PERSON WHO MAY BE DEEMED AN AFFILIATE OF THE COMPANY WITHIN THE MEANING OF RULE 144 PROMULGATED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") AND MAY NOT BE SOLD, TRANSFERRED OR DISTRIBUTED EXCEPT PURSUANT TO (1) AN EFFECTIVE REGISTRATION STATEMENT REGISTERING THE SHARES UNDER THE ACT OR (2) UNTIL THE COMPANY HAS RECEIVED AN OPINION FROM ITS COUNSEL TO THE EFFECT THAT SUCH TRANSFER DOES NOT VIOLATE THE ACT OR THE APPLICABLE LAWS OF ANY STATE.

     (c) No Obligation. Nothing contained in the Directors Plan or elsewhere shall be construed to require the Company to take any action whatsoever to make exercisable any option granted under the Directors Plan or to make transferable any shares of Common Stock issued upon the exercise of any such option.

     8. AMENDMENT OF THE DIRECTORS PLAN. The Board may amend, terminate or suspend the Directors Plan at any time, in its sole and absolute discretion; provided, however, that if required to qualify the Directors Plan under Rule 16b-3, no amendment shall be made more than once every six months other than to comport with changes in the Internal Revenue Code of 1986, as amended, or the rules and regulations promulgated thereunder or the Employment Retirement Income Security Act; and provided, further, that if required to qualify the Directors Plan under Rule 16b-3, no amendment that would (a) materially increase the number of shares of Common Stock that may be issued under the Directors Plan,
(b) materially modify the requirements as to eligibility for participation in the Directors Plan, or (c) otherwise materially increase the benefits accruing to participants under the Directors Plan, shall be made without the approval of the Company's shareholders.

     9. SHAREHOLDER RIGHTS. An optionee shall have none of the rights of a shareholder of the Company with respect to any shares subject to any option granted hereunder until such individual shall have exercised the option and been issued shares therefor.

     10. SEVERABILITY. If any provision of the Directors Plan shall cause the Directors Plan to violate any provision of any applicable law, rule or government regulation or to be considered null and void, such provision shall be severed from the Directors Plan and shall be null and void or shall be deemed null and void ab initio, as shall be appropriate or necessary, and the Directors Plan shall continue in full force and effect as if such provision were not part of the Directors Plan.

     11. USE OF PROCEEDS. The proceeds received by the Company from the sale of shares pursuant to the options granted under the Directors Plans shall be used for general corporate purposes.

     12. EXPENSES. The expenses of the Directors Plan shall be borne by the Company.

                            R. G. BARRY CORPORATION
                    PROXY FOR ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 16, 1996

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned holder(s) of common shares of R. G. Barry Corporation (the "Company") hereby constitutes and appoints Gordon Zacks and Richard L. Burrell, or either of them, the Proxy or Proxies of the undersigned, with full power of substitution, to attend the Annual Meeting of Shareholders of the Company to be held on Thursday, May 16, 1996, at the Company's executive offices, 13405 Yarmouth Road, N.W., Pickerington, Ohio, at 2:30 P.M., local time, and any adjournment(s) thereof, and to vote all of the common shares which the undersigned is entitled to vote at such Annual Meeting or at any adjournment(s) thereof:

1. To elect three directors to serve for terms of three years each.

  / / FOR election as directors of the Company of all of the nominees listed below (except as marked to the contrary below).*

  / / WITHHOLD AUTHORITY to vote for all of the nominees listed below.

            Christian Galvis     Charles E. Ostrander     Gordon Zacks

*(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST ABOVE.)

2. To approve the R. G. Barry Corporation Stock Option Plan for Non-Employee Directors.

                  / / FOR         / / AGAINST        / / ABSTAIN

3. In their discretion, the Proxies are authorized to vote upon such other matters as may properly come before the Annual Meeting or any adjournment(s) thereof.

         (Continued, and to be executed and dated on the reverse side.)

                          (Continued from other side.)

    WHERE A CHOICE IS INDICATED, THE COMMON SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED OR NOT VOTED AS SPECIFIED. IF NO CHOICE IS INDICATED, THE COMMON SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED IN ITEM NO. 1 AS DIRECTORS OF THE COMPANY AND FOR PROPOSAL NO. 2. IF ANY OTHER MATTERS ARE PROPERLY BROUGHT BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT(S) THEREOF OR IF A NOMINEE FOR ELECTION AS A DIRECTOR NAMED IN THE PROXY STATEMENT IS UNABLE TO SERVE OR FOR GOOD CAUSE WILL NOT SERVE, THE COMMON SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE DISCRETION OF THE PROXIES ON SUCH MATTERS OR FOR SUCH SUBSTITUTE NOMINEE(S) AS THE DIRECTORS MAY RECOMMEND.
    All proxies previously given or executed by the undersigned are hereby revoked. The undersigned acknowledges receipt of the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement for the May
16, 1996 meeting and Annual Report to
Shareholders for the fiscal year ended
December 30, 1995.

   THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF R. G. BARRY
                                  CORPORATION.
 PLEASE FILL IN, SIGN, DATE AND RETURN IT PROMPTLY USING THE ENCLOSED ENVELOPE.
                                                Dated                     , 1996

                                                --------------------------------
                                                Signature of Shareholder(s)

                                                --------------------------------
                                                Signature of Shareholder(s)
                                                Please sign exactly as your name
                                                appears hereon. When common
                                                shares are registered in two
                                                names, both shareholders should
                                                sign. When signing as attorney,
                                                executor, administrator,
                                                guardian or trustee, please give
                                                full title as such. If
                                                shareholder is a corporation,
                                                please sign in full corporate
                                                name by President or other
                                                authorized officer. If
                                                shareholder is a partnership,
                                                please sign in partnership name
                                                by authorized person. (Please
                                                note any change of address on
                                                this proxy.)